Exhibit 5.1




                               September 20, 2002


Global Seafood Technologies, Inc.
555 Bayview Avenue
Biloxi, MS 39530

         Re:      Registration Statement on Form SB-2
                  Relating to 10,000,000 Shares of Common Stock of Global Seafood Technologies, Inc.

Ladies and Gentlemen:

         As your counsel, we have examined the Registration Statement on Form SB-2 proposed to be filed by Global Seafood Technologies, Inc., a Nevada corporation (the "Company") with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 10,000,000 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Common Stock") on behalf of the selling stockholder named in the Registration Statement (the "Selling Stockholder").

         This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-B, promulgated by the Securities and Exchange Commission.

         We have reviewed the Company's organizational documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. We have also reviewed the Common Stock Purchase Agreement between the Company and the Selling Stockholder, dated as of February 19, 2002, as amended by First Amendment dated September 12, 2002 (collectively, the "Purchase Agreement") and such other documents as we have deemed necessary for the purpose of this opinion.

         Based on the foregoing, we are of the opinion that (i) all of the Shares have been duly authorized, (ii) 442,152 of the Shares held by the Selling Stockholder are, and the remaining 9,557,848 will be, if, as, and when issued and paid for as provided in the Purchase Agreement, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement and the related prospectus (as amended and supplemental through the date of issuance) which is part of the Registration Statement.

         This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of any occurrence that may hereafter alter the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                                              Very truly yours,

                                                              /s/ Elkins, P.L.C.
                                                              ------------------
                                                              ELKINS, P.L.C.